Exhibit 10.1

[ASTORIA FINANCIAL CORPORATION LETTERHEAD]

August 29, 2008
BY CERTIFIED MAIL, NO. 7099 3400 0015 9306 2482
RETURN RECEIPT REQUESTED

Astoria Federal Savings and Loan Association
Employee Stock Ownership Plan Trust
c/o Prudential Bank & Trust, FSB, Trustee
280 Trumbull Street, 6th Floor
Hartford, CT 06103

Re:	Amended and Restated Loan Agreement entered into as of January 1, 2000

Ladies and Gentlemen:

This letter is furnished to you by Astoria Financial Corporation ("AFC") to clarify certain rights and obligations of AFC and the Astoria Federal Savings and Loan Association Employee Stock Ownership Plan Trust (the "ESOP Trust") under the following documents:

▪
Amended and Restated Loan Agreement by and between Astoria Federal Savings and Loan Association Employee Stock Ownership Plan Trust and Astoria Financial Corporation made and entered into as of January 1, 2000 (the "Astoria Loan Agreement");

▪	Promissory Note of Astoria Federal Savings and Loan Association Employee Stock Ownership Plan Trust dated January 1, 2000 (the "Astoria Promissory Note");

▪
Pledge Agreement made as of January 1, 2000 by and between Astoria Federal Savings and Loan Association Employee Stock Ownership Plan Trust and Astoria Financial Corporation (the "Astoria Pledge Agreement");

▪
Amended and Restated Loan Agreement by and between The Long Island Savings Bank Employee Stock Ownership Plan Trust and Astoria Financial Corporation made and entered into as of January 1, 2000 (the "LISB Loan Agreement," and, together with the Astoria Loan Agreement, the "Loan Agreements");

▪
Promissory Note of The Long Island Savings Bank FSB Employee Stock Ownership Plan Trust dated January 1 2000 (the "LISB Promissory Note," and, together with the Astoria Promissory Note," the "Promissory Notes"); and

Astoria Federal Savings and Loan Association Employee Stock Ownership Plan Trust
August 29, 2008	Page 2.

▪
Pledge Agreement made as of January 1, 2000 by and between The Long Island Savings Bank FSB Employee Stock Ownership Plan Trust and Astoria Financial Corporation (the "LISB Pledge Agreement," and, taken together with the Astoria Pledge Agreement, the "Pledge Agreements").

These documents are collectively referred to in this letter as the "Loan Documents."

1. Payment on Default Not Reduced by Expenses.

AFC understands that a concern exists that the Loan Documents (including but not limited to section 6(a) of each of the Pledge Agreements) may confer upon AFC the right, and impose on the ESOP Trust the obligation to allow AFC, to take recourse against the ESOP Trust or its assets for AFC's expenses in connection with collateral surrendered by the ESOP Trust in the event of default, and to require the ESOP Trust to pay an amount greater than the amount of the actual default in satisfaction of its obligations under the Loan Documents on an event of default. AFC hereby confirms its position that the Loan Documents do not confer on it such a right or impose on the ESOP Trust such an obligation. For avoidance of further doubt, AFC, for itself and its successors and assigns, hereby permanently and irrevocably waives any right that it may have, and any obligation that the ESOP Trust may have to allow AFC, under the Loan Documents, to take recourse against the ESOP Trust or its assets for AFC's expenses in connection with collateral surrendered by the ESOP Trust in the event of default, or to require the ESOP Trust to pay an amount greater than the amount of the actual default in satisfaction of its obligations under the Loan Documents on an event of default under the Loan Documents.

2. No Loan Acceleration.

AFC understand that a concern exists that the Loan Documents (including but not limited to the fifth paragraph of each of the Promissory Notes) may confer on AFC the right, and impose on the ESOP Trust the obligation, to cause assets of the ESOP to be transferred upon default in excess of the extent of the failure of the ESOP Trust to meet the payment schedule under the Loan Documents, and to require the ESOP Trust to pay an amount greater than the amount of the actual default in satisfaction of its obligations under the Loan Documents on an event of default. AFC hereby confirms its position that the Loan Documents do not confer on it such a right or impose on the ESOP Trust such an obligation. For avoidance of further doubt, AFC, for itself and its successors and assigns, hereby permanently and irrevocably waives any right that it may have, and any obligation that the ESOP Trust may have, under the Loan Documents, to cause assets of the ESOP to be transferred upon default in excess of the extent of the failure of the ESOP Trust to meet the payment schedule under the Loan Documents, and to require the ESOP Trust to pay an amount greater than the amount of the actual default in satisfaction of its obligations under the Loan Documents on an event of default under the Loan Documents.

3. Scope of Waivers.

This letter shall be interpreted, administered and enforced in such manner as shall be necessary to cause the Loan Documents to provide that (a) the loans made pursuant to the Loan Agreements (the "Loans") shall be without recourse against the ESOP, except to the extent permitted by 29 C.F.R. § 2550.408b-3(e); (b) in the event of default upon one of the Loans, the value of plan assets transferred in satisfaction of that Loan shall not exceed the amount of

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default, except to the extent permitted by 29 C.F.R. § 2550.408b-3(f); and (c) a transfer of ESOP assets upon default shall be made only upon and to the extent of the failure of the plan to meet the payment schedule of the respective Loan, except to the extent permitted by 29 C.F.R. § 2550.408b-3(f).

4. Effect of this Letter.

This letter constitutes a waiver of AFC's rights and the obligations of the ESOP Trusts under the Loan Documents with respect to the matters described herein as contemplated by section 6.3 of the Loan Agreement, shall have the same force and effect as an amendment to each and every Loan Document with respect to the matters waived, and shall, upon delivery to you, constitute a "Loan Document" within the meaning of Section 1.8 of the Loan Agreements. This waiver shall be binding on AFC and its successors and assigns without any action on the part of the ESOP Trust.

Kindly indicate receipt of this letter by countersigning the enclosed copy of this letter in the signature block provided below and returning it in the postage prepaid envelope provided.

ASTORIA FINANCIAL CORPORATION

By:	/s/ Alan P. Eggleston
	Name:	Alan P. Eggleston
	Title:	Executive Vice President, Secretary and General Counsel

cc:	Astoria Federal Savings and Loan Association Employee Stock Ownership Plan Trust, care of Astoria Federal Savings and Loan Association

Accepted and Agreed to:

ASTORIA FEDERAL SAVINGS AND LOAN ASSOCIATION EMPLOYEE
STOCK OWNERSHIP PLAN TRUST (for itself and as successor to The
Long Island Savings Bank FSB Employee Stock Ownership Plan Trust )

By:
PRUDENTIAL BANK & TRUST, FSB (successor to State Street
Bank and Trust Company as trustee of the Astoria Federal
Savings and Loan Association Employee Stock Ownership
Plan Trust and successor to CG Trust Company as trustee of
The Long Island Savings Bank FSB Employee Stock
Ownership Plan Trust)

By:	/s/ Andrew Levesque
Name: Andrew Levesque
Title: Trust Officer